Exhibit 5.4

Mintz LEVIN	Boston	One Financial Center
COHN FERRIS	New York	Boston, Massachusetts 02111
GLOVSKY AND	Reston	617 542 6000
POPEO PC	Washington	617 542 2241 fax
	Stamford	www.mintz.com
London

January 26, 2006

Accellent Inc.

100 Fordham Road

Wilmington, Massachusetts 01887

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY  10017

Ladies and Gentlemen:

This firm has acted as special local counsel to Texcel, Inc., a Massachusetts corporation (the “Local Guarantor”), in connection with the Exchange Guarantee (defined below).  The Exchange Guarantee is issued in connection with the Registration Statement on Form S-4, as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering by Accellent Inc., a Maryland corporation (the “Company”), of up to $305,000,000 in aggregate principal amount of the Company’s 10½% Senior Subordinated Exchange Notes due 2013 (the “Exchange Notes”) in exchange for up to $305,000,000 in aggregate principal amount of the Company’s outstanding 10½% Senior Subordinated Notes due 2013 (the “Senior Subordinated Notes”), and the related guarantee by Local Guarantor of the Exchange Notes on an unsecured, senior subordinated basis (the “Exchange Guarantee”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

For purposes of the opinions expressed in this letter, which are set forth in paragraphs (i), (ii) and (iii) below, we have examined copies of the following documents (the “Documents”):

1.                                       Form of Exchange Guarantee, to be executed and delivered by Local Guarantor subsequent to the date of this Opinion.

2.                                       The Articles of Organization of Local Guarantor with amendments thereto, as certified by the Secretary of State of the Commonwealth of Massachusetts on November 2, 2005, and as certified by the Secretary of Local Guarantor on November 22, 2005, as being complete, accurate and in effect.

3.                                       The Bylaws of Local Guarantor, as certified by the Secretary of Local Guarantor on November 22, 2005, as being complete, accurate and in effect.

4.                                       A certificate as to the legal existence and good standing of Local Guarantor issued by the Secretary of State of the Commonwealth of Massachusetts dated November 21, 2005.

5.                                       Certain resolutions of the Board of Directors of Local Guarantor adopted at a special meeting held on November 22, 2005, as certified by the Secretary of Local Guarantor on November 22, 2005, as being complete, accurate and in effect, relating to, among other things, authorization of the Exchange Guarantee, and arrangements in connection therewith; and

6.                                       Secretary’s Certificate of Local Guarantor, dated November 22, 2005, as to the incumbency and signatures of certain officers of Local Guarantor.

Except as specifically set forth herein, we have not reviewed any of the corporate records of Local Guarantor.

In rendering this opinion we have assumed, without having made any independent investigation of the facts, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). We also assume that the resolutions described in paragraph 5 above and the certificates described in paragraphs 2, 3 and 6 above remain in full force and effect as of the date of this opinion.  As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

On the basis of such examination of the Documents, our reliance upon the assumptions contained herein, and subject to the limitations and qualifications in this opinion, we are of the opinion under the laws of the Commonwealth of Massachusetts that:

(i)            Based solely on the certificate described in paragraph 4 above, Local Guarantor is duly incorporated and is validly existing as a corporation and in good standing as of the date of

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the certificate specified in paragraph 4 above under the corporate laws of the Commonwealth of Massachusetts.

(ii)           The execution, delivery and performance by Local Guarantor of the Exchange Guarantee has been duly authorized by all necessary corporate action of Local Guarantor.

(iii)          The execution and delivery by Local Guarantor of the Exchange Guarantee, and the performance of its obligations thereunder, will not result in a breach or violation of the Articles of Organization cited under paragraph 2 above or the By-Laws cited under paragraph 3 above of Local Guarantor, or violate any applicable statute or regulation in the Commonwealth of Massachusetts.

We are also hereby authorizing you to rely on subparagraphs (ii) and (iii) of our firm’s opinion letter dated November 22, 2005, a copy of which is attached hereto as “Exhibit A” (the “Opinion”), solely as it relates to the Indenture (as defined in the Opinion) as of the date of such Opinion, subject to all assumptions, qualifications and limitations contained therein other than the qualifications and limitations contained in the last sentence of the Opinion, which last sentence for purposes of this reliance paragraph shall be deemed to be replaced with the last sentence of the second to last paragraph of this opinion letter solely as it relates to our rendering this opinion to you and for no other purpose.

We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may any be inferred herefrom.  The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein.  This opinion is rendered to you in connection with the Registration Statement and is rendered only to Company and Simpson Thacher & Bartlett LLP and is solely for their benefit in connection with the Registration Statement and may not be relied upon any other person or in any other context.

We hereby consent to the filing of this opinion letter and the Opinion as Exhibit 5.4 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

MINTZ LEVIN COHN FERRIS GLOVSKY
AND POPEO, P.C.

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Exhibit A

Mintz LEVIN	Boston	One Financial Center
COHN FERRIS	Washington	Boston, Massachusetts 02111
GLOVSKY AND	Reston	617 542 6000
POPEO PC	New York	617 542 2241 fax
	Stamford	www.mintz.com
Los Angeles
London

November 22, 2005

Credit Suisse First Boston LLC

J.P. Morgan Securities Inc.

Bear, Stearns & Co., Inc.

c/o Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010

Re:	Issuance and Sale by Accellent Inc. of $305,000,000 in Aggregate
Principal Amount of 10½% Senior Subordinated Notes due 2013

Ladies and Gentlemen:

This firm has acted as special local counsel to Texcel, Inc., a Massachusetts corporation (the "Local Guarantor") in connection with the issuance and sale by Accellent Inc., a Maryland corporation (the "Company"), of $305,000,000 in aggregate principal amount of the Company's 10½% Senior Subordinated Notes due 2013 (the "Offered Securities"), pursuant to the Purchase Agreement, dated November 17, 2005 (the "Agreement"), by and among the Company, Local Guarantor, the other guarantors party thereto and Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., and Bear, Stearns & Co., Inc., as representatives of the several purchasers named in Schedule I of the Agreement. This opinion letter is furnished to you pursuant to the requirements set forth in Exhibit F of the Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein that are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein.

For purposes of the opinions expressed in this letter, which are set forth in paragraphs (i) through (iii) below, we have examined copies of the following documents, all of which, if dated, are dated as of November 22, 2005, except if otherwise indicated below (the "Documents"):

Credit Suisse First Boston LLC

J.P. Morgan Securities Inc.

Bear, Stearns & Co., Inc.

November 22, 2005

1.             Exchange and Registration Rights Agreement executed by Local Guarantor, Company and other guarantors party thereto (the "Registration Rights Agreement").

2.             Agreement executed by Local Guarantor, Company and other guarantors party thereto.

3.             Indenture, executed by Local Guarantor, Company, other guarantors party thereto, and The Bank of New York, as Trustee.

4.             The Articles of Organization of Local Guarantor with amendments thereto, as certified by the Secretary of State of the Commonwealth of Massachusetts on November 2, 2005, and as certified by the Secretary of Local Guarantor on the date hereof as being complete, accurate and in effect as of the date hereof.

5.             The Bylaws of Local Guarantor, as certified by the Secretary of Local Guarantor on the date hereof as being complete, accurate and in effect as of the date hereof.

6.             A certificate as to the legal existence and of good standing of Local Guarantor issued by the Secretary of State of the Commonwealth of Massachusetts dated November 21, 2005.

7.             Certain resolutions of the Board of Directors of Local Guarantor adopted at a special meeting held on November 22, 2005, as certified by the Secretary of Local Guarantor on the date hereof as being complete, accurate and in effect as of the date hereof, relating to, among other things, authorization of the Agreement, the Indenture, the Registration Rights Agreement, and arrangements in connection therewith; and

8.             A certificate of the Secretary of Local Guarantor, dated the date hereof, as to the incumbency and signatures of certain officers of Local Guarantor.

The Registration Rights Agreement, the Agreement and the Indenture are referred to collectively as the "Transaction Documents." Except as specifically set forth herein, we have not reviewed any of the corporate or other records of Local Guarantor.

In rendering this opinion we have assumed, without having made any independent investigation of the facts, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to

Credit Suisse First Boston LLC

J.P. Morgan Securities Inc.

Bear, Stearns & Co., Inc.

November 22, 2005

us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. We express no opinion regarding any federal or state securities or "blue sky" laws, including any anti-fraud statutes, rules or regulations of the United States of America or any other jurisdiction. This opinion letter is given, and all statements herein are made, in the context of the foregoing. In rendering this opinion, we express no opinion as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Massachusetts.

On the basis of such examination of the Documents, our reliance upon the assumptions contained herein, and subject to the limitations and qualifications in this opinion, we are of the opinion under the laws of the Commonwealth of Massachusetts that:

(i)            Based solely on our review of the certificate described in paragraph (6) above, Local Guarantor is duly incorporated and is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph (6) above under the corporate laws of the Commonwealth of Massachusetts.

(ii)           The execution, delivery and performance by Local Guarantor of the Transaction Documents has been duly authorized by all necessary corporate action of Local Guarantor, and the Transaction Documents have been duly executed and delivered by Local Guarantor.

(iii)          The execution and delivery by Local Guarantor of the Transaction Documents, and the performance of its obligations thereunder, will not result in a breach or violation of the Articles of Organization cited under (4) above or the By-Laws cited under (5) above of Local Guarantor, or violate any applicable statute or regulation in the Commonwealth of Massachusetts.

We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may any be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein. This opinion is rendered to you in connection with transactions contemplated by the Transaction Documents and is rendered only to you and your permitted successors and assigns under the Transaction Documents, and is solely for your benefit in connection with the transactions contemplated by the Transaction Documents and may not be relied upon by any other person or in any other context except by The Bank of New York, as Trustee, who shall be entitled to rely as of the date hereof upon our opinions set forth in subparagraphs (i) and (ii) above only, and may not be furnished to any other person or entity without our prior written consent.

Credit Suisse First Boston LLC

J.P. Morgan Securities Inc.

Bear, Stearns & Co., Inc.

November 22, 2005

Very truly yours,

/s/ Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

MINTZ LEVIN COHN FERRIS GLOVSKY
AND POPEO, P.C.